Exhibit 10.2

                   LOAN MODIFICATION AND FORBEARANCE AGREEMENT

                     This Loan Modification and Forbearance Agreement (this "Agreement") is entered into as of August 31, 2001, by and between GIGA INFORMATION GROUP, INC. ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Accounts Receivable Financing Agreement dated April 7, 2000, as may be amended from time to time, (the "Loan Agreement"). Hereinafter the Loan Agreement shall be referred to as the "Loan Agreement." Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

3. FORBEARANCE. Bank agrees to forebear until October 31, 2001 from exercising its remedies under the Existing Loan Documents, notwithstanding Borrower's existing default under the Loan Agreement as a result of Borrower's failure to
(i) maintain the Adjusted Quick Ratio and (ii) increase the annual value of its contract value of subscriptions on a quarterly basis (the foregoing being referred to as "Existing Defaults") or any future breaches under the Existing Loan Documents, as modified by this Loan Modification and Forbearance Agreement (as so modified, the "Loan Documents").

By signing below, the Borrower acknowledges that they are currently in default and as a result of such default, (i) effective September 1, 2001 and until the earlier of Borrower being in compliance with the Existing Defaults or Bank's waiver of the Existing Defaults the Finance Charge and Collateral Handling Fee shall be increased to the default rates defined in Sections 3.2 and 3.5 and (ii) Bank is entitled to exercise its remedies as provided in the Existing Loan Documents and as provided under applicable law. Nothing in this Agreement in any way shall constitute Bank's waiver of Borrower's Existing Defaults.

A breach by Borrower of any of the terms set forth in this Agreement or the occurrence of any default (other than the Existing Defaults) under the Existing Loan Documents shall result in immediate termination of Bank's forbearance, whereupon Bank, at its option, without any notice to Borrower, may immediately


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cease making any Advances and may immediately exercise any remedies available to
Bank under the Existing Loan Documents and this Agreement, and under applicable law.

Upon termination of the Forbearance Period described above, without any notice to Borrower, Bank may exercise any remedies available to Bank under the Loan Documents and under applicable law. In addition, Bank's agreement to continue to forbear from enforcing its remedies under the Existing Loan Documents until the end of the Forbearance Period, notwithstanding Borrower's Existing Defaults under the Existing Loan Documents, (a) in no way shall be deemed an agreement by Bank to waive Borrower's compliance with all other terms of the Existing Loan Documents, as modified by this Loan Modification and Forbearance Agreement and
(b) shall not limit or impair Bank's right to demand strict performance of all other terms and covenants as of any date. The Borrower further agrees that the exercise of any rights or remedies allowed to Bank when an Event of Default occurs, as provided for in the Existing Loan Documents (the "Default Rights") upon termination of the Forbearance Period shall not be affected by reason of this Agreement and the Borrower shall not assert as a defense thereto the passage of time, estoppel, laches or any statute of limitations to the extent that the exercise of any Default Rights was precluded by this Agreement.

4. DESCRIPTION OF CHANGE IN TERMS.

         A.       Modification to Loan Agreement.

                  1. The defined term "FACILITY AMOUNT" is hereby amended to read as follows"

                  "FACILITY AMOUNT" is $5,000,000, however, capped at $4,000,000 for the remainder of the Facility Period. Effective September 17, 2001 and the first Monday of each week thereafter, the Facility Amount shall be reduced by $312,500.

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. PAYMENT OF FORBEARANCE FEE. Borrower shall pay Bank a fee in the amount of TEN THOUSAND Dollars ($10,000.00) ("Forbearance Fee") plus all out-of-pocket expenses.

7. CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. The Borrower affirms and reaffirms that notwithstanding the terms of the Security Documents to the contrary, (i) that the definition of "Code", "UCC" or "Uniform Commercial Code" as set forth in the Security Documents shall be deemed to mean and refer to the Uniform Commercial Code as adopted by the State of California, as may be amended and in effect from time to time and (ii) the Collateral is all assets of the Borrower as set forth in the Loan Agreement. In connection therewith, the


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Collateral shall include, without limitation, the following categories of assets as defined in the Code: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), as set forth in the Loan
Agreement, supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired.

8. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

9. WAIVER AND RELEASE OF CLAIMS. (a) Borrower and each Guarantor signing below (each of the foregoing being a "Releasing Party") hereby releases, acquits, and discharges Bank and Bank's employees, agents, representative, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from all actions and causes at action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages, and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connect to this Agreement and the Existing Loan Documents, including, but not limited to, claims relating to any settlement negotiation (all of the foregoing hereinafter called the "Released Maters"). Each Releasing Party acknowledges that the agreements in this section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

(b) Each Releasing Party acknowledges that it has not relied, in executing the release set forth in this section, upon any representations, warranties, or conditions by Bank or any other entity except as are specifically set forth in this Agreement.

(c) Nothing contained herein shall be construed at any time as an admission by Bank of any liability to Borrower or any other entity.

(d) Each Releasing Party warrants to Bank that it has not purported to transfer, assign, or otherwise convey any right, title or interest of such Releasing Party in any Released Matter to any other entity, and that the foregoing constitutes a full and complete release of all Released Matters.

(e) Each Releasing Party hereby waives all rights which it may have under the provisions of California Civil Code Section 1542, which reads as follows:


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                     A general release does not extend to claims which the
                     creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

10. CONTINUING VALIDITY. Borrower (and each Guarantor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement. The terms of this Paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.

11. INTEGRATION. This Agreement, together with the Existing Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior and contemporaneous proposals, negotiations, agreements, and understandings relating to the subject matter. In entering this Agreement, Borrower acknowledges that it is relying on no statement, representation, warranty, covenant, or agreement of any kind made by the Bank or any employee or agent of Bank, except for the agreements of Bank set forth herein. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by Bank and Borrower.






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12. CONDITIONS. The effectiveness of this Agreement is conditioned upon payment of the Forbearance Fee.


                     This Forbearance Agreement is executed as of the date first written above.



BORROWER:                                       BANK:
GIGA INFORMATION GROUP, INC.                    SILICON VALLEY BANK
By:    /s/ VM LYNCH                             By:  /s/ David Reich
     --------------------------------                -------------------------
Name:    Victoria M. Lynch                      Name:  David Reich
       ------------------------------                 ------------------------
Title:    Sr. VP and CFO                        Title: Senior Vice President
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